UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

    LV FUTURES FUND L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-53114	20-8529012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Ceres Managed Futures LLC

522 Fifth Avenue

New York, New York 10036

(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code: (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Master Services Agreement

Ceres Managed Futures LLC, the general partner of the Registrant, has determined to delegate certain administrative functions to SS&C Technologies, Inc., a Delaware corporation, currently doing business as SS&C GlobeOp (“SS&C GlobeOp”), and has entered into a master services agreement with SS&C GlobeOp on behalf of the Registrant (the “Master Services Agreement”). The Master Services Agreement became operative with respect to the Registrant in July 2015. Pursuant to the Master Services Agreement, SS&C GlobeOp will furnish certain administrative services in connection with the operation of the Registrant. These administrative services include the preparation of required books and records and reports to limited partners, government agencies and regulators; computation of net asset value; assistance in connection with certain limited partner communications; calculation and accrual of income, expenses, gains and losses; preparation of financial, performance and other reporting; coordination of the annual audit with the Registrant’s auditor; preparation of the Registrant’s draft annual financial statements and accompanying materials; assistance with updating periodic regulatory filings; provision of tax services as agreed with the general partner; assistance in opening and operating the Registrant’s bank accounts; provision of daily profit and loss, estimated net asset value and position and reconciliation reports; and reconciliation of daily transactions, positions and cash balances to the Registrant’s brokerage and bank accounts.

Pursuant to the Master Services Agreement, certain books and records of the Registrant will be kept at the offices of SS&C GlobeOp, as permitted by CFTC rules. The general partner may also continue to maintain certain of these books and records at its principal office.

The Master Services Agreement’s initial term is through December 31, 2016. Thereafter, the Master Services Agreement will automatically renew for successive one-year terms. After December 31, 2016, the Master Services Agreement may be terminated by any party as of any calendar quarter end upon 180 days’ written notice.

The general partner pays or reimburses the Registrant, from the administrative fee it receives, the ordinary administrative expenses of the Registrant. This includes the expenses related to the engagement of SS&C GlobeOp. Therefore, the engagement of SS&C GlobeOp will not impact the Registrant’s break-even point.

The Master Services Agreement is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description

10.1	Master Services Agreement, by and among Ceres Managed Futures LLC, SS&C Technologies, Inc. and the Funds listed on Schedule C thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LV FUTURES FUND L.P.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date: August 6, 2015